Exhibit 99.1

Glucotrack, Inc. Announces Closing of $10.0 Million Public Offering and Concurrent Private Placement Converting $4.0 in Outstanding Debt

Rutherford, NJ., Nov. 14, 2024 — Glucotrack, Inc. (Nasdaq: GCTK), a medical technology company focused on the design, development, and commercialization of novel technologies for people with diabetes, announced the closing of a “best efforts” public offering of 2,437,340 shares of common stock and 4,756,900 pre-funded warrants, with each share of common stock and each pre-funded warrant accompanied by (i) a series A common warrant to purchase one (1) share of common stock at an exercise price of $1.81 per share and (ii) a series B common warrant to purchase one (1) share of common stock at an exercise price of $1.81 per share. The combined offering price of each share of common stock together with the accompanying series A and series B common warrants is $1.39, and the combined offering price of each pre-funded warrant together with the accompanying series A and series B common warrants is $1.389. The gross proceeds of the public offering were approximately $10 million before deducting placement agent fees and offering expenses.

The closing of the public offering occurred on November 14, 2024 and was made by the Company pursuant to a registration statement on Form S-1 (File No. 333-282158), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on November 12, 2024.

Dawson James Securities, Inc. acted as the sole placement agent for the public offering.

In connection with the public offering, Glucotrack was represent by Nelson Mullins Riley & Scarborough LLP (Atlanta, Ga and Raleigh, NC), and Dawson James Securities, Inc. was represented by ArentFox Schiff LLP (Washington, D.C.).

Concurrent with the closing of the public offering, the Company closed a private placement pursuant to which approximately $4.0 million in outstanding secured convertible notes originally issued in July 2024 were converted into equity on substantially the same terms as the public offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. For more information, please visit http://www.glucotrack.com

Forward-Looking Statements

This press release may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance, the anticipated use of proceeds from the offering, and the exercise of the series A warrants and series B warrants prior to their expiration. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, but are not limited to, market and other conditions, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; and risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel. These risks and uncertainties also include, but are not limited to, those described under the caption “Risk Factors” in Glucotrack’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 28, 2024, and in Glucotrack’s other filings with the SEC, which are available free of charge on the SEC’s website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Glucotrack or to persons acting on behalf of Glucotrack are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Glucotrack does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com